CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amended Offering Circular on Form 1-A of VirTra, Inc. (the “Company”) of our report dated March 30, 2017, with respect to the Company’s financial statements as of December 31, 2016 and for the year then ended.

We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ Friedman LLP

East Hanover, New Jersey

October 17, 2017